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                             VANGUARD ADMIRAL FUNDS
                          VANGUARD BALANCED INDEX FUND
                           VANGUARD BOND INDEX FUNDS
                      VANGUARD CALIFORNIA TAX-FREE FUNDS
                      VANGUARD CONVERTIBLE SECURITIES FUND
                             VANGUARD EXPLORER FUND
                              VANGUARD FENWAY FUNDS
                     VANGUARD FIXED INCOME SECURITIES FUNDS
                        VANGUARD FLORIDA TAX-FREE FUND
                             VANGUARD HORIZON FUNDS
                              VANGUARD INDEX FUNDS
                       VANGUARD INSTITUTIONAL INDEX FUNDS
                   VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
                             VANGUARD MALVERN FUNDS
                    VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
                          VANGUARD MONEY MARKET RESERVES
                          VANGUARD MORGAN GROWTH FUND
                         VANGUARD MUNICIPAL BOND FUNDS
                       VANGUARD NEW YORK TAX-FREE FUNDS
                      VANGUARD NEW JERSEY TAX-FREE FUNDS
                         VANGUARD OHIO TAX-FREE FUNDS
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                               VANGUARD STAR FUNDS
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                             VANGUARD TREASURY FUND
                         VANGUARD TRUSTEES EQUITY FUND
                       VANGUARD VARIABLE INSURANCE FUND
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

FOR IMMEDIATE RELEASE
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                                                                         CONTACT

                                                                 Brian S. Mattes
                                                                       Principal
                                                                    610.669.6219

                                                                  John S. Woerth
                                                                       Principal
                                                                    610.669.6224

                                                                    John Demming
                                                                         Manager
                                                                    610.669.5457

                                                                   Rebecca Cohen
                                                                    PR Associate
                                                                    610.669.5188






                 VANGUARD FUNDS FILE PRELIMINARY PROXY STATEMENT
       WITH SEC TO SEEK SHAREHOLDER APPROVAL OF INVESTMENT POLICY CHANGES
                            AND ELECT FUND TRUSTEES

         VALLEY FORGE, PA, August 26, 2002 - The Vanguard funds today filed a preliminary proxy statement with the U.S. Securities and Exchange Commission as the first step in seeking shareholder approval on several investment policy changes for various funds and election of a board of trustees for all funds. Among the policy-related proposals:

     INVESTING IN OTHER MUTUAL FUNDS. Vanguard is seeking shareholder approval of a policy change that would enable its funds to invest their cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should enable the funds to achieve greater diversification and modestly higher returns on their cash reserves. Currently, the funds pool their cash reserves and invest jointly in overnight repurchase agreements.

     AUTHORIZING CHANGES TO TARGET INDEXES. Vanguard is seeking approval of a policy change that would authorize the trustees of eight equity index funds to change target benchmarks if they determined that doing so was in the shareholders' best interests. Importantly, any new index chosen for a fund would be required to track the same market segment as the fund's existing index. The trustees of 19 Vanguard index funds already possess the authority to change target indexes. This proposal applies to the following Vanguard index funds:

         Total Stock Market Index Fund
         Extended Market Index Fund
         SmallCap Index Fund
         Growth Index Fund
         Value Index Fund
         Mid-Cap Index Fund
         SmallCap Growth Index Fund
         SmallCap Value Index Fund

                                   -- more --

         Vanguard has no plans to present this proposal to shareholders of Vanguard 500 Index Fund or Vanguard Institutional Index Fund, which use as their target benchmark the S&P 500 Index, a widely recognized index of large-cap U.S. stocks.

     "We regularly evaluate the target benchmarks of our index funds to ensure that they are constructed appropriately to reflect the performance of a given market. In addition, we examine other indexes in the marketplace for potential use as benchmarks for our funds or the development of new funds," said Gus Sauter, Managing Director, Vanguard Quantitative Equity Group, which oversees $200 billion in equity index assets. "Over time, we've developed our own views with respect to best practices in index construction and rebalancing methodology. Index providers have been exploring many of these same ideas and we are beginning to see opportunities open up that we believe may be worth pursuing."

     Vanguard has secured the right to use new indexes under development by Morgan Stanley Capital International (MSCI), a leading provider of international equity, fixed income, and hedge fund indexes that is developing a full range of new U.S. stock indexes. These new indexes are expected to include segmentation, style, and construction methods that Vanguard favors. (More information on the new indexes and their construction is available on MSCI's website at www.msci.com.) While this agreement would enable Vanguard to use the new MSCI indexes, which are expected to be available in early 2003, it does not obligate the trustees of the Vanguard index funds to adopt them as benchmarks.

     Several Vanguard index funds have changed target benchmarks in the past. In March 1993, the trustees of Vanguard Total Bond Market Index Fund approved a change of its target benchmark from the Salomon Brothers Broad Investment-Grade Bond Index to the Lehman Brothers Aggregate Bond Index after determining that the latter index was a more accurately defined broad bond market proxy. The Lehman index was also adopted as the target index for the bond portfolio of Vanguard Balanced Index Fund and the Total Bond Market Index Portfolio of Vanguard Variable Insurance Fund.

     RECLASSIFYING FUNDS AS NON-DIVERSIFIED. Vanguard is seeking shareholder approval to re-classify many of its index and index-oriented funds as "non-diversified" under securities laws. The change to a non-diversified status will enable the index funds to continue replicating their target benchmarks, even in the event that an index becomes dominated by a small number of stocks. As a practical matter, the index funds are broadly diversified from an investment standpoint and will surpass the investment limitations that apply to diversified funds only as necessary to track their specified benchmark.


                                   -- more --

     In May 2001, shareholders of Vanguard Growth Index Fund approved a similar proposal. The fund's target benchmark index (the S&P/BARRA Growth Index) had become concentrated in the stocks of several companies and, thus, modestly exceeded the Fund's technical diversification requirements. In particular, four of the Fund's holdings exceeded 5% of assets on an individual basis and, in aggregate, exceeded 25% of assets.

     Borrowing money. Vanguard is seeking shareholder approval for a new borrowing policy to clarify that its taxable and tax-free bond funds may take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objectives or risk profile. Current policy permits borrowing only for "temporary or emergency purposes" and does not allow additional investments until outstanding borrowings are repaid. The proposed policy will maintain the current 15% cap on borrowings, but allow for additional investments. The policy would benefit the funds by allowing investments in certain types of fixed income instruments, such as mortgage dollar rolls, which provide an efficient (and at times less expensive) way for the funds to invest in the same types of mortgage-backed securities that they routinely own today.


     In addition, two fund-specific proposals are included in the preliminary proxy statement, as follows:

     o To change the investment objective of Vanguard Utilities Income Fund and eliminate its concentration in utility stocks. This change will permit the fund to pursue reasonable dividend income plus attractive earnings and dividend growth prospects. It will also increase the fund's industry diversification, thus lowering the fund's risk. If approved, the fund will be renamed Vanguard Dividend Growth Fund.

     o To change the industry concentration policy of Vanguard Prime Money Market Fund and the Money Market Portfolio of Vanguard Variable Insurance Fund so that each will invest more than 25% of its assets in the financial services sector. The purpose of this change is to allow the funds to take better advantage of available money market opportunities.

     Vanguard is also asking shareholders of each fund to elect a board of trustees. The nominees include Vanguard Chairman John J. Brennan and six independent trustees: Charles D. Ellis, Rajiv L. Gupta, JoAnn Heffernan Heisen, Burton G. Malkiel, Alfred M. Rankin, Jr., and J. Lawrence Wilson.

     Vanguard will begin mailing proxy statements to shareholders on September 23, 2002. A special shareholder meeting is scheduled for December 3, 2002. For convenience and to minimize costs, Vanguard is encouraging shareholders who are registered users of Vanguard.com to request their proxy materials electronically through the Internet. Shareholders will also have the option of

                                   -- more --
voting via Vanguard.com or by toll-free telephone call instead of using a traditional paper ballot. Shareholders who own multiple accounts will have the option of voting all their accounts on a consolidated basis rather than completing multiple electronic or paper ballots.

     The Vanguard Group, headquartered in Valley Forge, Pennsylvania, is the nation's second largest mutual fund firm and a leading provider of company sponsored retirement plan services. Vanguard serves some 17 million shareholder accounts and manages more than $560 billion in U.S. assets, including more than $170 billion in participant-directed defined contribution retirement plans. Vanguard offers 109 funds to U.S. investors and 35 additional funds in foreign markets.


                                  # # #                                   VR-602





Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling 1-800-992-0833. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.

Vanguard funds are offered by prospectus only. Prospectuses contain more complete information on risks, distribution charges, and other expenses and should be read carefully before you invest. Prospectuses can be obtained directly from The Vanguard Group.

Vanguard Marketing Corporation, Distributor

                          THE IDEAL INDEX CONSTRUCTION
                       MAKING ACTIVE MANAGERS DO THE WORK
                                  BY GUS SAUTER


In 1896, Charles Dow created the Dow Jones Industrial Average, establishing the first measure of stock market performance and the first benchmark for portfolio performance. Limited by the technology of its times, the Dow painted a skeletal picture of the U.S. stock market. It initially consisted of just 12 stocks, weighted by their prices. As the original index, the Dow became the yardstick for relative performance.

Over the ensuing century, new technologies made it possible to create indexes that more accurately captured the performance of the U.S. stock market: for example, the Standard & Poor's 500 Index, the Russell 3000 Index, and the Wilshire 5000 Total Market Index (in ascending order of comprehensiveness). These indexes are weighted not by prices but by the market value of their constituents, and thus better represent the universe of securities available to U.S. investors.

In the mid- to late-1970s, however, a burgeoning industry of investment consultants recognized that these broad market indexes were inappropriate benchmarks for professional money managers. Most managers oversee portfolios that track not the broad market, but discrete sectors of it-stocks of a particular size, for example, or stocks with pronounced growth or value characteristics.

The consultants addressed the mismatch between managers and benchmarks by creating indexes of stocks in various capitalization ranges and of different investment styles. Since then, the industry has created multiple indexes to track every sector, industry, and sub-industry. The same has happened with bonds. There are few sectors of the financial markets that are not being sliced, diced, and tortured by an ever-growing list of index creators.

Despite the proliferation of indexes, these benchmarks have generally failed to reflect the way managers actually invest. On balance, they measure the wrong set of securities?or, if not that, then the wrong way of managing those securities. As evidence, our research shows that the correlation between the performance of growth and value managers is much higher than the correlation between growth and value indexes. In other words, the growth and value indexes reflect a degree of difference in investment styles that doesn't exist in the real world. The same problems exist with indexes that represent other subsectors of the broad market.

It is indeed puzzling that two different indexes designed to provide insight into the same sector of the market-large-cap value stocks, for example-can provide very different results. The discrepancies arise, of course, because of differences in the methodologies used to create the indexes. Over long periods, different value and growth indexes generally, though not always, provide similar results. In the short run, however, their differences cause confusion and limit their usefulness as benchmarks.

A NEW APPROACH

It is possible to create indexes that are meaningful benchmarks for managers who follow growth or value investment styles, focus on large- or small-cap stocks, or look for some combination of those characteristics. The starting point is this cardinal rule: An index must reflect the way that money managers actually invest.

This may sound like circular reasoning-defining value as what people call value. The reality, however, is that growth and value, and small-cap and large-cap, are what investment managers deem them to be. Modern portfolio theory doesn't define any of those terms. Managers do. The indexes that track these sectors should incorporate the thought processes of these managers. The best index isn't necessarily the one that provides the highest return; it's the one that most accurately measures the performance of the style it's designed to track.

This article proposes guidelines for the construction of ideal indexes. With better tools, investors will be able to make better decisions about how their money is managed. Some indexes already incorporate some of these proposals, but no index incorporates all the guidelines.

These guidelines are not intended to make the lives of index fund managers easier. An index fund is a rational investment only if it provides an alternative to active management in a low-cost, relatively tax-efficient way, or if it offers exposure to a segment of the market in which active management is difficult, if not impossible. For instance, micro-cap stocks are too illiquid to be managed actively in a portfolio with high turnover. Indexes designed only to simplify the lives of indexers probably wouldn't meet these criteria. However, if the rules for creating indexes based on the behavior of active managers also simplify the indexers' job, so much the better!

I. RELY ON OBJECTIVE, NOT SUBJECTIVE, RULES

An index can be rules-based and objectively maintained, with no ambiguity about when a stock should be included or excluded. Alternatively, an index can be more subjectively reconstituted by an individual or committee according to broad guidelines. Each approach has pros and cons.

A purely objective approach ensures absolute style integrity and total transparency, precluding debate about the merits of including one stock or another. However, it also can, but does not have to, result in short bursts of high turnover, raising costs and tax inefficiency. Active managers, even those with high portfolio turnover, don't implement six months' or a year's volume of portfolio adjustments on a single day.

On the other hand, a subjective approach to index maintenance may allow for more orderly management of changes. This approach, however, is subject to committee decisions that do not represent the decision process of active management.

The most important characteristic of indexes tracking the market's subsectors-in essence, sectors created and defined by managers-should be that they accurately reflect the thought processes of active management. For that reason, style integrity is extremely important, and an objective set of rules for creating an index is preferable to the vagaries introduced by a subjective process.


II. ADJUST WEIGHTINGS FOR CROSS-HOLDINGS/FLOAT

For the purposes of determining a company's size and capitalization category, it is necessary to take into account all of a company's outstanding shares, because the stock's performance is influenced by the economic size of the company. However, in determining the stock's weight in an index a different standard should be used.

The investment universe available to active investors should be the starting point for all indexes. Many companies have shares that are closely held by individual investors, or cross-held by other corporations or governments. To the extent that these positions represent strategic long-term holdings that do not 'float' on the market, they should not be used to calculate the stock's weight in the index, and thus its contribution to the index's return. They are not a part of active investors' opportunity set. Including these shares in a benchmark distorts its return relative to the universe of active investors because, in aggregate, the managers cannot own all of the shares outstanding. In truth, there is probably no index-related issue less debatable than this. In fact, two major global indexes, the MSCI and FTSE indexes, have recently been reconstituted to adjust for shares that don't float. Although these changes resulted in hundreds of billions of dollars' worth of transactions for index and active funds, causing large transaction costs, those short-term costs will improve the long-term integrity of the indexes.


III. DEFINE MARKET CAPITALIZATION AS A BAND, NOT A LINE IN THE SAND


Indexes based on market capitalization must be periodically reconstituted to ensure that they reflect the performance of the market segment they purport to measure. Both objectively and subjectively determined indexes currently capture this concept, to varying degrees. In each case, the rebalancing usually results in significant market impact on the stocks affected and unnecessary turnover and transaction costs. This marketplace turmoil is not prima facie evidence of poor index construction. However, rebalancing as it is now practiced doesn't reflect how active managers adjust their portfolios, and, therefore, leads to the creation of an inappropriate benchmark.

Active managers do not unanimously agree on the boundaries between two capitalization ranges. One manager might classify a $4 billion company as large-cap, while another might consider it mid-cap. To capture this ambiguity, an index's demarcation between capitalization ranges should be a band, not a line in the sand. If a stock's relative market capitalization changes so that it enters the band, the stock remains a constituent in the index to which it was previously assigned. It migrates to the other index only if it exits the opposite side of the band. A small-capitalization stock will remain in the small-cap index even if its market cap grows into the range that may have demarcated 'large-cap' when the index was first established. It will become a large-cap stock only if its market capitalization moves past the upper edge of the band.

The advantages of these bands would be twofold: First, they would reduce turnover during periodic index rebalancings, as stocks would not vacillate between one index and another based on minor changes in their market capitalizations. Second, and more important, these bands would more accurately reflect the way active managers think of their investment universe. Managers do not summarily throw a stock overboard because it crosses an imaginary line. They frequently continue to hold it even though a manager with a different investment style might consider it to be in a different index classification.


BUILDING THE BANDS AND DEFINING CAPITALIZATION RANGES

The capitalization bands should be based on the relative sizes of stocks, rather than on static dollar figures that may or may not be appropriate as the market rises and falls. For instance, the initial cutoff for a large-cap index could be the 700th-largest stock, as measured by total, as opposed to float-adjusted, market capitalization. Or it might be the stock representing the 85th percentile of the stock market's capitalization. (These boundaries are just suggestions, but they are roughly appropriate.)

The band around the large-capitalization cutoff could be plus or minus 150 stocks, or plus or minus five percentage points of market capitalization. A stock previously classified as small- or mid-cap would be added to the large-cap index once it became the 549th-largest stock, or the stock representing the 79th percentile of market capitalization. Similarly, a stock would be removed from the large-cap index when it became the market's 851st largest stock, or the stock representing the 91st percentile of market capitalization.

The small-cap index should be a complement of the large-cap index, with an initial cutoff of perhaps 700 for the largest stock and, as suggested above, 2,500 for the smallest stock. (The absence of a mid-cap index separating large-and small caps may seem odd, but this construction better reflects active managers' capitalization exposure.) The cutoffs should be bounded by the 300-stock bands used in the large-cap index. While the top cutoff may seem high, it reflects the holdings of small-cap managers. In fact, the performances of the Russell 2500 and Wilshire 4500 Indexes-both of which include mid-caps and small-caps-more closely correlate to the performance of small-cap managers than does that of the strictly small-cap Russell 2000 Index. Stocks smaller than the 2,500th stock could comprise a microcap index (a segment for which no index yet exists).

Figure 1

Range of Stocks Included in
Capitalization Indexes Sorted by Size
----     ----
|       |         |        |                ----
|       |         |------|  ----    |-.-.- |
|       |         |-.-.-. |         |-.-.- |         |-----|
|       |         |----|   |-----|          |       |
|       |                  |       |        |-----|
|___ |            |___ |   |-.-.- |
                            -------

Total     Large Small   Mid Cap
Market  Cap    Cap

-.-.-. Initial Boundary    -------Inclusion Hurdle


The mid-cap index would overlap the large-cap and small-cap indexes, with initial break points at perhaps the 400th-largest stock at the top and the 1200th-largest stock at the bottom, with both cutoffs surrounded by 300-stock bands. Figure 1 illustrates this concept. The first column shows the total stock market. The second column shows the universe of large-cap stocks; the third, that of small-cap stocks; and the fourth, that of mid-cap stocks. The dot-dash-dot lines show the initial cutoffs for the different capitalization ranges. The dash-dash-dash lines show the bands, or hurdles, that a stock must cross in order to move from one capitalization range to another.

Some investors may be concerned that, because the mid-cap index overlaps the large- and small-cap indexes, the three together would not replicate the total stock market. But overlap is a problem that investors already face when combining two or more actively managed funds, or even when complementing an active fund with an index fund. Active managers follow no hard-coded rules about market capitalization. Two managers with different mandates will frequently consider the same stock to be in their target ranges. An investor who wants a total-market index is better off investing in one directly than trying to build one with sub-indexes.


IV. DETERMINE STYLE IN TWO DIMENSIONS


Most widely accepted indexes consider value and growth stocks to be complements of each other. By this definition, a growth stock is anything that is not a value stock, and a value stock is anything that is not a growth stock. The delineation typically depends upon a single factor, such as price/book ratio, or perhaps a combination of several factors blended into a single style rank for every stock, as depicted in the spectrum below:

 VALUE          GROWTH
-----------------------


Active managers do not believe their world is flat. A value manager may hold a stock owned by a growth manager. The stock may fully satisfy the requirements of both. A value manager might require that a stock have a low price/earnings ratio, for example, but would certainly not be dismayed to see that it also enjoyed strong growth prospects. Nor would a growth manager exclude a stock that met his or her requirements for growth just because it sported a low valuation.

Using their own independent criteria, value and growth managers occasionally fish from the same pond. Conversely, some stocks are attractive to neither. For active managers, stocks don't fall into rank on a simple line like that shown above; instead, the delineation between value and growth is two-dimensional.


Value managers emphasize a company's fundamentals relative to its current price, including price/earnings, price/book, price/sales and dividend/price (yield) ratios. They analyze companies based on these criteria and subject those that pass a certain hurdle to further analysis. Growth managers, by contrast, place the primary emphasis on characteristics such as earnings growth, sales growth, and margin growth. Working independently, value and growth managers analyze companies along their own growth or value spectra. Their combined view, with the dotted lines demarcating each category's hurdle rates, is shown in the graphic below.

PURE VALUE              BOTH VALUE
                        AND GROWTH
------------------------------------
NEITHER VALUE
NOR GROWTH              PURE GROWTH
------------------------------------
                        GROWTH
------------------------------------


In two dimensions, some stocks are pure value or growth, others are both value and growth, while still others appeal to neither growth nor value managers. Based on a stock's price ratios, for example, a value manager might conclude that it is a value stock. Evaluating its sales and earnings growth, a growth manager might conclude that the same security is a growth stock. Using two distinct methodologies, both managers determine that the stock is a component of their universe. Style-based indexes should reflect this reality, rather than forcing a stock into one category or the other. Consequently, growth and value indexes, as subsets of broader indexes, should not be perfect complements.


Given this design, a combination of value and growth index funds will result in some overlap in holdings. It will also exclude some stocks. But that is true of actively-managed portfolios as well. As in the case of market-cap-oriented funds, the combination of actively-managed growth and value funds does not yield a complete non-overlapping portfolio. If the style indexes are to be good benchmarks, they won't necessarily be perfect complements of each other. Index investors who want to combine value and growth should simply invest in a blended index.

This methodology would also allow us to create deep-value and aggressive-growth indexes by setting higher hurdles for those extreme styles. And as with the capitalization indexes, there should be bands around the growth and value demarcations.

V. MANAGE STOCK MIGRATION

Although market-cap and style-oriented bands would reduce turnover and better reflect the way active managers respond to changes in stock characteristics, there would still be those hard lines in the sand at the edges of a band. When a company crossed this edge, the stock would exit the index, and in the case of size indexes, migrate entirely from one classification to another. Once again, this is not an accurate representation of how active managers respond to secular shifts in the characteristics of a company. In reality, because managers act independently, there is no one point, or even brief period, in which they collectively decide to eliminate a stock that is leaving their investment style. One by one, they may act quickly, but as a group they remove such stocks from their portfolios gradually.

How can an index be made to reflect this reality? One way would be to divide the index into 12 equally sized subcomponents, with each subcomponent associated with a month of the year. If Stock A had a market capitalization of $12 billion, for example, each of the 12 subcomponents would contain $1 billion of Stock A. Every month, the subcomponent associated with that month would be opened up, analyzed, and reconstituted.

Figure 2 shows how this might look, using an imaginary set of indexes being reviewed in May 2002. The index sponsor has opened that month's subcomponent, which was established in May 2001, and analyzed the stocks to determine whether they still meet the index criteria. In May 2001, Stocks A, B, and C were large-cap, and Stock D small-cap. A year later, Stock C has migrated down to the small-cap category, and Stock D has migrated up to the large-cap category. The subcomponent's 1/12 position in Stock C is moved to the small-cap index, and its 1/12 position in D is moved to the large-cap index. Adjustments made in the May subcomponent have no effect on the other 11 subcomponents.

This process means that, during any one month, only 1/12 of a stock's float-adjusted market capitalization would be transferred from one index to another. At a minimum, it would take 12 months for a stock to entirely migrate from one index to another. During this transition period, the stock might be in two indexes, but the weights in the large- and small-cap indexes would be complementary. A particular stock might have 7/12ths of its weight in the large-cap index, for example, and 5/12ths in small cap.

Figure 2
Large Cap (top row)
Small Cap (bottom row)
------------------------------------------------------------------------
         |        |        |        |       |        |        |        |        |       |        |       |        |       |       |
|        |        |        |        |       |        |
1/12 A   |1/12 A  |1/12 A  |1/12 A  |1/12 A |        |        |        |        |       |        |
1/12 B   |1/12 B  |1/12 B  |1/12 B  |1/12 B |        |        |        |        |       |        |
1/12 C   |        |1/12 D  |1/12 D  |1/12 C |        |        |        |        |       |        |
         |        |        |        |       |        |        |        |        |       |        |
------|-----      |-----   |-----   |-----  |-----   |-----   |-----   |-----   |-----  |-----   |-----
1/12 D   |1/12C   |1/12 C  |1/12 C  |1/12 D |        |        |        |        |       |        |
         |1/12 D| |        |        |       |        |        |        |        |       |
         |        |        |        |       |        |        |        |        |       |        |
------------------------------------------------------------------------
1/02       2/02     3/02     4/02    | 5/01 | 6/02     7/01     8/01     8/01     10/01   11/01    12/01
                              | Pre-Reconstitution
Last Reconstitution                  |      |
                                       |      |
                                         |      |
                                           |      |
                                            |               |
                                            |   -----|-
                                            |        |
                                            |        |
                                            |1/12 A  |
                                            |1/12 B  |
                                            |1/12 D  |        May 02
                                            |        |        Post-Reconstitution
                                            |-----   |
                                            |        |
                                            |1/12 C  |
                                            |        |
                                            |-----   |



This migration process more closely reflects how active managers invest. First, they do not, as a herd, pile into, or out of, a stock as it crosses a certain threshold. Instead, they collectively wade into and out of a position. An index that followed the same process would not only be a better benchmark, it would also benefit index fund investors by significantly reducing turnover and allowing the portfolio to be repositioned in a more orderly fashion, significantly reducing the fund's transaction costs by use of the monthly reconstitutions. The index itself would have lower embedded transaction costs, which would enhance long-term results.

It should be noted that most indexes currently lead to significant transaction costs when securities are added or subtracted. The cost of style integrity is disproportionately high for small-cap indexes, which have recently had annual turnover as high as 35% to 45%.


SUMMARY


To create relevant benchmarks for actively-managed investments, our frame of reference should be the active managers themselves. It is these managers, not investment theory, that define growth and value, small-cap and large-cap. With indexes that mimic the thought processes of active managers, investors would have better tools for evaluating the performance of professional managers, helping them to make smarter decisions about their portfolio allocation. Consultants and researchers would also have better tools for attributing a portfolio performance to the returns of different investment styles.

A widespread misconception is that indexing works in large caps, but not in sectors such as small caps. At times, this conclusion appears to be supported by the data. But the data's real lesson is that we're measuring managers with the wrong yardsticks. With better benchmarks, outperforming-or underperforming-an index would no longer be a matter of holding stocks from a different universe. Performance would reflect the success of a manager's stock selections within the appropriate universe. Although it's unlikely that large numbers of active managers could boast of index-beating performance, even over short periods, these better indexes could in fact be a boon to talented active managers. Their relative success could be attributed to skill, not dismissed as an artifact of faulty benchmark construction.


--------------------------------------------------------------------------------

                                     [SHIP]
                              THE VANGUARD GROUP(R)

Contact The Vanguard Group for information and prospectuses on the mutual funds we advise and distribute. Our phone number is 1-800-523-1036.

   (C) 2002 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor. IP Comments/Revisions: Permission Permission must be obtained to use this reprint.

--------------------------------------------------------------------------------

     Opinions and estimates contained in this article are subject to change without notice, as are statements of financial market trends, which are based on current market conditions. This article originally appeared in the second quarter issue of The Journal of Indexes magazine. All rights reserved.
                          Charter Financial Publishing
                                  Network, Inc.

August 26, 2002


TRUSTEES OF VANGUARD(R) UTILITIES INCOME FUND TO ASK SHAREHOLDERS
TO APPROVE CHANGE TO FUND'S OBJECTIVE AND STRATEGIES


Dear Utilities Income Fund Shareholder:

After careful consideration, the Board of Trustees of Vanguard Utilities Income Fund is proposing a significant change to the fund's objective and strategies. The trustees propose to replace the fund's single-industry focus with a broader investment mandate--specifically, to invest in a diverse selection of companies, regardless of their industry, that are expected to provide stable or increasing dividends.

THE REASON BEHIND THE PROPOSED CHANGES

Historically, utility companies have been closely regulated and tended to have relatively modest but steady earnings growth and stable or increasing dividends. The deregulation of many utilities, such as those in the energy and telephone sectors, has changed the character of the utilities industry and led to far less stability in both earnings and dividend payments. Eliminating the fund's focus on utility companies would allow the fund manager to invest in dividend-paying companies regardless of their business and thereby eliminate the risk associated with the fund's narrow concentration.

IMPACT IF THE PROPOSAL IS APPROVED

Vanguard Utilities Income Fund is currently required to invest at least 80% of its assets in common stocks of utility companies as it seeks to provide a high level of current income and, secondarily, to provide moderate long-term growth of capital and income. While this industry-focused approach was reasonable for conservative investors when the utilities industry was less volatile, it is much less appropriate in today's environment.

Replacing the current focus on utilities with a policy that allows the fund to invest no more than 25% of its assets in any single industry would substantially reduce the current and future risks associated with industry concentration. The fund objective being proposed is to seek to provide a stable or growing level of dividend income and, secondarily, moderate long-term growth of capital and income. To reflect the broader objective and strategies, the fund's name would be changed to Vanguard(R) Dividend Growth Fund.

Finally, while we expect that the transition of this highly concentrated portfolio into a more diversified one would dramatically increase portfolio turnover in the short term, we estimate that there would be minimal or no capital gains distributions. Once the transition is complete, we expect the portfolio's turnover to return to below-average levels.

PROPOSED CHANGE SUBJECT TO SHAREHOLDER APPROVAL

These changes are subject to shareholder approval at a meeting scheduled for December 3, 2002. If you are a shareholder in the Utilities Income Fund as of the close of business on September 6, 2002, you will be entitled to vote on this proposal. Proxy materials--including a ballot and additional information regarding this proposal--will be mailed to you in late September 2002.

We hope you will vote in favor of the proposal because we believe it will benefit you as a fund shareholder. If you have any questions, call us at 1-800-662-7447.

Sincerely,


John J. Brennan
Chairman of the Board and
Chief Executive Officer





Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling 1-800-992-0833. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.


This material may be used in conjunction with the offering of shares of any member funds of The Vanguard Group only if preceded or accompanied by a current prospectus of each fund whose shares are being offered.

(C)2002 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.


UPLC  082002

                                     [SHIP]
                           [THE VANGUARD GROUP LOGO]

August 26, 2002

            VANGUARD(R)FILES PRELIMINARY PROXY STATEMENT WITH THE SEC

Dear Institutional Investor:

Earlier today, Vanguard filed a preliminary proxy statement with the Securities and Exchange Commission that proposes certain policy changes recommended by each fund's Board of Trustees. Because you are a valued client, we want to provide you with some details about the proxy and assure you that we are available to answer your questions.

For the most part, these proposals involve minor adjustments or clarifications to fund investment policies. We are also asking shareholders to elect a board of trustees for each Vanguard fund, to allow the trustees of certain stock index funds to change the funds' target indexes when warranted in the best interest of shareholders, and to change the objective of Vanguard(R) Utilities Income Fund.

We plan to send proxy statements to all fund shareholders on September 23, 2002. Investors who own shares of the funds on September 6 will be entitled to vote. Shareholders will be able to vote by mail, through a special website, by telephone, or at a shareholder meeting scheduled for December 3, 2002. Your vote is important and will help to make the proxy process efficient and cost-effective. If we don't receive enough votes to make the tally official, fund shareholders will incur the considerable extra cost of holding a second round of voting.

As the investment manager of 29 stock, bond, and balanced index funds that together total over $200 billion in assets, we expect there will be a certain amount of interest in the index fund proposal. If approved, the proposal would authorize the trustees of certain index funds to change target indexes when they deem it in shareholders' best interests. This proposal does not apply to Vanguard(R) 500 Index Fund, Vanguard(R) Institutional Index Fund, and many of our index funds that already have the proposed policy.

Vanguard is continually seeking the most appropriate indexes for each of the funds. Along these lines, Morgan Stanley Capital International (MSCI), a well established index provider who runs indexes tracked by Vanguard's international stock index funds, is currently developing indexes that we believe may have superior construction and rebalancing methods. While we have secured a license to use the new MSCI indexes once they are developed, the Board is not obligated to adopt any particular index for a fund. In any case, the investment objective of each fund would not change: Any new index would track the same market segment as the existing index.

                                                                 August 26, 2002
                                                                     Page 2 of 2


In addition to the proposals concerning the election of trustees and the ability to change indexes, we are asking shareholders to approve plans to:



     o Change the objective of Vanguard Utilities Income Fund by broadening its focus beyond utility stocks while maintaining its emphasis on companies that pay dividends. The fund would be renamed Vanguard(R) Dividend Growth Fund.

     o Permit all of our index and index-oriented equity funds to continue to track their targets even if those targets become concentrated in a relatively small number of securities.

     o Allow two of our money market funds to invest a higher percentage of their assets in securities issued by financial services companies, creating additional investment opportunities for the funds while maintaining strict adherence to regulatory limits for money market funds.

     o Permit Vanguard funds to invest in other specially created Vanguard money market and short-term bond funds, primarily as a way to better manage the funds' cash reserves.

     o Clarify that our fixed income and balanced funds may engage in certain types of investment strategies that involve borrowing in accordance with applicable securities laws.

For further details on the proxy proposals, please feel free to contact [contact] or visit us at Vanguard.com(R).

We strongly encourage you to vote. It is the best way to have your voice heard and to avoid the additional cost that would be incurred if a second proxy solicitation is needed.


Sincerely,





Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling your [Relationship Manager]. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.

For more complete information about Vanguard funds, including risks, charges, and expenses, call for a prospectus. Read it carefully before investing.

(C)2002 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.

CHANGES PROPOSED FOR VANGUARD FUNDS

     The Vanguard funds filed a preliminary proxy statement on August 26 with the U.S. Securities and Exchange Commission that proposes certain policy changes recommended by each fund's Board of Trustees. For the most part, these proposals involve minor adjustments or clarifications to fund investment policies. We are also asking shareholders to elect a board of trustees for each Vanguard fund, to allow the trustees of certain stock index funds to change the fund's target index when warranted in the best interest of shareholders, and to change the objective of Vanguard Utilities Income Fund.

     Proxy statements will be mailed to shareholders beginning September 23, and all shareholders of the funds on September 6 will be entitled to vote. Shareholders will be able to vote by mail, through a special website, by telephone or at a shareholder meeting scheduled for December 3, 2002. Here's a summary of all the proposals:

     Investing in other mutual funds. This proposal would enable Vanguard(R) funds to invest their cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on cash reserves. Currently, the funds pool their cash reserves and invest jointly in overnight repurchase agreements.

     Authorizing changes to target indexes. This proposal would authorize the trustees of eight stock index funds to change target benchmarks if they determine that doing so would be in the shareholders' best interests. Any new index chosen for a fund would be required to track the same market segment as the fund's existing index. (The trustees of 19 Vanguard index funds already possess the authority to change target indexes.) This proposal applies to the following Vanguard index funds:

         Total Stock Market Index Fund
         Extended Market Index Fund
         Small-Cap Index Fund
         Growth Index Fund
         Value Index Fund
         Mid-Cap Index Fund
         Small-Cap Growth Index Fund
         Small-Cap Value Index Fund

     The proposal does not apply to Vanguard(R) 500 Index Fund or Vanguard(R) Institutional Index Fund, which use as their target benchmark the S&P 500 Index, a widely recognized index of large-cap U.S. stocks.

     Vanguard continually evaluates index construction methods and seeks the most appropriate index for each fund. Morgan Stanley Capital International
(MSCI), a leading provider of international equity and fixed income indexes recently announced that it is developing a full range of new U.S. stock indexes that we believe may include indexing methods we favor. Vanguard has secured the right to use the new MSCI indexes, which are expected to be available in early 2003, however, the trustees of the Vanguard index funds are not obligated to adopt them as benchmarks.

     RECLASSIFY FUNDS AS NON-DIVERSIFIED. This proposal would reclassify several stock index and index-oriented funds as "non-diversified" under securities laws. The change to non-diversified status will enable the index funds to continue replicating their target benchmarks, even in the event that an index becomes dominated by a small number of stocks. As a practical matter, index funds are broadly diversified from an investment standpoint and will surpass the limitations for diversified funds only as necessary to track their target benchmark.

     BORROWING MONEY. This proposal would change the borrowing policy for Vanguard's balanced and bond funds, enabling them to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objectives or risk profile. Under the current policy, a fund may borrow up to 15% of its assets and may not make additional investments until all outstanding borrowings are repaid. The proposed policy will maintain the 15% cap on borrowings, but allow for additional investments.

     CHANGE VANGUARD UTILITIES INCOME FUND'S OBJECTIVE. If approved, this proposal would broaden the fund's focus beyond utility stocks while maintaining its emphasis on companies that pay attractive dividends. The fund would no longer be required to invest at least 80% of its assets in common stocks of utility companies. Instead, it would invest in a wide range of companies from various industries. Its new investment objective would be to provide stable or growing dividend income and, secondarily, to provide long-term growth of capital and income. The fund, which would be renamed Vanguard(R) Dividend Growth Fund if the proposal is approved, would not be permitted to invest more than 25% of its assets in any single industry.

     The board's proposal is a result of dramatic changes in the nature of utility stocks that have occurred over the past two decades. For many years, utility stocks were considered relatively conservative investments, largely because tight government regulation resulted in consistent and modestly increasing earnings and the capacity to pay stable or increasing dividends. Over the past several years, however, deregulation of various utility sectors--including electricity producers and distributors, natural-gas transmission companies, and telephone companies--has led to far less stability in earnings and to an overall decline in dividend payments. The proposed change will permit the fund to pursue reasonable dividend income plus attractive earnings and dividend growth prospects, while also increasing the fund's industry diversification and lowering its risk.

     CHANGE THE INDUSTRY CONCENTRATION POLICY OF VANGUARD(R) PRIME MONEY MARKET FUND AND THE MONEY MARKET PORTFOLIO OF VANGUARD(R) VARIABLE INSURANCE FUND. Under this proposal, each fund can invest more than 25% of its assets in the financial services sector. The purpose of this change is to allow the funds to take better advantage of available money market opportunities.

     Vanguard is also asking shareholders of each fund to elect a board of trustees. The nominees include Vanguard Chairman John J. Brennan and six independent trustees: Charles D. Ellis, Rajiv L. Gupta, JoAnn Heffernan Heisen, Burton G. Malkiel, Alfred M. Rankin, Jr., and J. Lawrence Wilson.

         By casting your ballot, you will help to ensure that we receive enough votes to make the tally official. If we don't get enough votes, we must resubmit the proxy and solicit votes again at considerable additional expense.

     For convenience and to minimize costs, we encourage shareholders who are registered users of Vanguard.com(R) to request their proxy materials electronically through the Internet. Shareholders will also have the option of voting via Vanguard.com or by toll-free telephone call instead of using a traditional paper ballot. Shareholders who own multiple accounts will have the option of voting all their accounts on a consolidated basis rather than completing multiple electronic or paper ballots.

     We hope you will vote in favor of the above proposals because we believe they will benefit you as a fund shareholder.




Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling Vanguard at 1-800-992-0833. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.

(VERSION 1)

"Thank you for taking the time to discuss the 2002 Proxy Proposals today. You may be interested in reading the attached Press Release and/or Methodology Summary by Morgan Stanley Capital International (MSCI). Vanguard is continually seeking the most appropriate indexes for each of the funds. Along these lines, MSCI, a well-established index provider who runs indexes tracked by Vanguard's international stock index funds, is currently developing indexes that we believe may have superior construction and rebalancing methods. If you have questions, please contact me at 1-800-662-0106, extension xxxxx."

Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling your [Relationship Manager]. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.



(VERSION 2)

"Thank you for taking the time to discuss the 2002 Proxy Proposals today. You may be interested in reading the attached article, "Index Rex" by Gus Sauter, Managing Director of The Vanguard Group. Vanguard is continually seeking the most appropriate indexes for each of the funds. I feel this article best explains Vanguard's view on what comprises an ideal index. If you have questions, please contact me at 1-800-662-0106, extension xxxxx."

Beginning September 23, 2002, copies of the proxy statement will be available without charge online at www.vanguard.com or by calling your [Relationship Manager]. Prior to September 23, 2002, a preliminary version of the proxy statement is available without charge from the Securities and Exchange Commission at www.sec.gov or by calling the SEC at 1-202-942-8090. We encourage you to read the proxy statement because it contains important information about the proposals.

FUNDSCOPE

CHANGING BENCHMARKS POSE A CHALLENGE                                 WINTER 2001
--------------------------------------------------------------------------------
IN EVALUATING ACTIVE FUNDS

A Vanguard study shows that market indexes can change substantially over time. That has a big impact on how active mutual funds are managed--and measured.

What if 12 inches no longer equaled a foot? If a foot measured 15 inches one year and 10 inches the next? Besides always having to change our height on driver's licenses, it would be difficult to accurately measure anything.

Investors tend to think that mutual fund benchmarks are as fixed as rulers. Yet a new Vanguard study shows that benchmarks are far from stable. And when used to evaluate the performance of actively managed mutual funds, benchmarks may tell us less than we think they do.

Vanguard Principal Jeffrey S. Molitor leads the Portfolio Review Group, a team of investment professionals monitoring the performance and management of all Vanguard(R) funds. He recently shared with Fund Scope the team's analysis of changing benchmarks and the implications for investors.

AN INVESTMENT PARADOX

FUND SCOPE: WHAT DID YOUR GROUP FIND IN ITS ANALYSIS OF MARKET INDEXES USED AS BENCHMARKS FOR ACTIVELY MANAGED FUNDS?

JEFF MOLITOR: Contrary to what many believe, indexes are not stable points of reference. Investors too often think of benchmarks as if they were consistent and unchanging, but they can change significantly over time. When benchmarks become moving targets, it can have a profound effect on the investment processes of mutual fund managers who are evaluated against those benchmarks, and it makes performance evaluation more challenging.

FS: WHY DID YOU CONDUCT THIS ANALYSIS?

JM: We've been evaluating fund performance for a long time, but we conducted the analysis to make sure we understood the performance standards we were using. Vanguard has a new initiative called Unmatchable Excellence(TM), our version of Six Sigma, the quality assurance program made famous by companies like General Electric and Motorola. A basic tenet of Six Sigma is measurement, and one of its lessons is: You get what you measure.


--------------------------------------------------------------------------------
"When benchmarks become moving targets, it can have a profound effect on the investment processes of mutual fund managers who are evaluated against those benchmarks, and it makes performance evaluation more challenging."
--------------------------------------------------------------------------------

That may seem obvious, but what you measure--as well as how--involves a great deal of trial and error to get the right tools. Moreover, the standards and reference points change over time. It is important to keep an eye out for those changes in order to understand how they might affect the way we view a fund's performance.

FS: WHY DID THE MEASUREMENTS NEED TO BE EVALUATED?

JM: In evaluating the performance of some of our managers and hearing descriptions of their processes last year, we faced a paradox: Some portfolios appeared to drift further from their benchmarks even while the managers made no change in their investment processes. Other portfolios stuck close to their benchmarks, but various elements of the managers' investment processes had changed. We wanted to find out why this was happening. We weren't certain if we had inappropriate measures, if the managers' investment styles were drifting, or if the benchmarks themselves were changing. Our analysis helped clear up this mystery.


================================================================================
FUNDS SPOTLIGHT IS NOW FUND SCOPE

You may have noticed our new name and look. Fund Scope better reflects the broad range of Vanguard fund-related topics we discuss in this newsletter. Our goal remains the same: to provide you with helpful and useful information on Vanguard funds.
================================================================================


                                                       [THE VANGUARD GROUP LOGO]

BIG CHANGES FOR GROWTH

FS: WHAT DID YOU ANALYZE?

JM: We looked at changes in the S&P(R)/BARRA(R) Growth and Value Indexes, which are reasonable proxies for style benchmarks. Every six months, Standard & Poor's(R) segments stocks in the S&P 500(R) into growth and value components, based on market capitalization and price-to-book ratios. A stock falls into either the growth or value camp--not both--making any shift in the indexes clearly apparent.

We analyzed changes in the indexes from June 1993 through June 2000, going back seven years to predate the market's run-up of the past few years.

FS: HOW DID THE GROWTH INDEX CHANGE?

JM: The most obvious change was that the number of stocks in the index declined during the past seven years from 196 to 110. In essence, only 20% of the stocks in the S&P 500 were needed to amass the 50% market capitalization defined as "growth."

In addition, only 44 of the 110 stocks were in the 1993 growth index. The holdovers were clearly outperformers, as their capitalization represented 52% of the index compared with 39% in 1993. Nearly half of the names--54 of the 110 stocks--were new to the S&P 500, and 12 stocks migrated from the Value Index. The 2000 index was very different from the 1993 index.


--------------------------------------------------------------------------------
GROWTH REDEFINED
--------------------------------------------------------------------------------
                                         S&P/BARRA         S&P/BARRA
                                         Growth Index      Growth Index
Index Characteristics                    June 2000         June 1993
--------------------------------------------------------------------------------
      Percentage in Top 10 Stocks          46.5%             31.6%
--------------------------------------------------------------------------------
      Price/Earnings Ratio                 53.9x             19.8x
--------------------------------------------------------------------------------
      Price/Book Ratio                     14.6x              4.2x
--------------------------------------------------------------------------------
      Return on Equity (5-year average)    30.0%             23.1%
--------------------------------------------------------------------------------
      Percentage Earnings-Per-Share
        Growth (past 5 years)              23.7%             15.0%
--------------------------------------------------------------------------------
INDEX SECTORS
--------------------------------------------------------------------------------
      Consumer                             19.8%             41.1%
--------------------------------------------------------------------------------
      Technology                           47.5%             15.3%
--------------------------------------------------------------------------------
      Other                                32.7%             43.6%
--------------------------------------------------------------------------------
According to Molitor, as the nature of the S&P/BARRA Growth Index has changed, many growth fund managers have followed suit, resulting in portfolios that exhibited more volatility than the index, with less return.

FS: HOW DIFFERENT WERE THE PORTFOLIO CHARACTERISTICS OF THE GROWTH INDEX?

JM: The Growth Index as of June 30, 2000, consisted of companies that were more profitable and priced to reflect very high expectations. The changes in sector weightings were particularly striking, with the dominant sector moving from consumer to technology (see table above).

FS: HOW DID THOSE CHANGES AFFECT THE INDEX'S PERFORMANCE IN THAT SEVEN-YEAR PERIOD?

JM: It made a huge difference. As I mentioned, only 44 of 196 stocks remained in the Growth Index since 1993. By dropping 152 stocks and adding 66 others, the index cumulatively returned 350%. Had the index remained unchanged, except for adjustments due to mergers, it would have returned only 163% on a cumulative basis. In annualized terms, the changes in the Growth Index represented a difference of 10 percentage points per year--26.1% versus 16.1%.

FS: DID THE INDEX'S RISK PROFILE INCREASE?

JM: Yes. We found that stocks added to the index generated the best performance but also had the greatest volatility. These stocks' aggregate price/earnings ratios--based on trailing and forecast earnings--and historical and projected growth rates were substantially higher than those of the current S&P/BARRA Growth Index overall. And probably to no one's surprise, 67% of these "addition" stocks came from technology. To some extent, the additions to the Growth Index really came to define growth stocks over the past few years.

FS: HOW DID GROWTH FUND MANAGERS RESPOND TO THE CHANGES IN THE INDEX?

JM: Our analysis indicates that the universe of growth managers shifted their focus from the S&P 500 to the Growth Index, particularly following those stocks added to the index. The result: Growth managers' portfolios, in aggregate, exhibited more volatility than the Growth Index, without as much return--even if we ignore expenses.

AN EXPANSION OF VALUE

FS: DID THE VALUE INDEX CHANGE AS WELL?

JM: Yes. While the number of stocks in the Growth Index shrank, the S&P/BARRA Value Index correspondingly grew from 304 to 390 stocks, with no less dramatic turnover. Only 168 of the original 304 remained in the 2000 index. What's more, 84 of the 390 names in the index migrated from the Growth Index, with the remaining 138 joining the S&P 500 since June 1993.

Comparing the top ten stocks in the Value Index in 2000 with the top ten of 1993 gives a flavor of the changes in the index over time (see table below). The changes in the top ten parallel an overall shift in the Value Index over the past seven years, moving away from oil and other cyclical stocks and towards communications and financial services. Only six members of the 2000 top ten were in the Value Index, though not necessarily in the top ten, in 1993.

FS: HOW DID THESE CHANGES AFFECT THE PERFORMANCE OF THE INDEX?

JM: As with the Growth Index, we looked at what would have happened to the index had it remained the same.


--------------------------------------------------------------------------------
CHANGING VALUE
--------------------------------------------------------------------------------
S&P/BARRA Value Index--Top Ten Stocks

June 2000                               June 1993
--------------------------------------------------------------------------------
Exxon Mobil Corp.                       Exxon Corp.
--------------------------------------------------------------------------------
Royal Dutch Petroleum Co.               Royal Dutch Petroleum Co.
--------------------------------------------------------------------------------
American International Group            American International Group
--------------------------------------------------------------------------------
SBC Communications                      General Motors Corp.
--------------------------------------------------------------------------------
Verizon Communications                  Mobil Corp.
--------------------------------------------------------------------------------
Citigroup Inc.                          Chevron Corp.
--------------------------------------------------------------------------------
WorldCom Inc.                           IBM
--------------------------------------------------------------------------------
Hewlett-Packard Co.                     DuPont E.I. DeNemours
--------------------------------------------------------------------------------
AT&T                                    Bell South
--------------------------------------------------------------------------------
Morgan Stanley Dean Witter              Amoco
--------------------------------------------------------------------------------
The changes in the top ten in stocks of the S&P/BARRA Value Index parallel an overall shift in the Value Index over the past seven years, moving away from oil and other cyclical stocks and towards communications and financial services.


The differences in return between the Value Index in 2000 and its return had it remained unchanged in 1993 are not nearly as dramatic as we saw on the growth side, with cumulative returns of 183% and 141% respectively.

However, we did notice a striking gap in the performance characteristics between the stocks added to the Value Index and the index as a whole. The value
"additions" had a much more growth-like flavor than the stocks in the 1993 portfolio, resulting in an index with more of a growth orientation.

FS: HOW DID VALUE FUND MANAGERS REACT TO THESE CHANGES?

JM: Perhaps to no one's surprise, our analysis found that large-cap value managers, in aggregate, drifted away from value and towards growth. Like the growth managers, they also tended to focus on the stocks that were added to the Value Index.

LEARNING FROM FROGS

FS: What did you and your group take away from your analysis?

JM: First, as I mentioned in the beginning, indexes are not stable points of reference. The changes in the indexes reflect the dynamic character of the economy and the markets and what has performed well.

Second, the average growth and value managers followed the trends over the past seven years. Growth managers developed an affinity for technology stocks, while value managers took on stocks with characteristics formerly associated with growth. Only time will tell if these shifts were reasoned decisions to own attractive stocks or simply accommodations to hug the index and limit the risk of getting fired.

Third, managers who did not change due to their convictions or stubbornness saw returns suffer. Should these managers be castigated for not recognizing the changes in the investment markets? For example, should we have taken value managers to task in the beginning of 2000 for poor relative performance when they remained consistent in their investment processes? Or should we commend such managers for sticking to their style?

It is a question that gets to the heart of understanding what you are measuring and why. If benchmarks were our only standard for evaluating style consistency, steadfast managers would appear to be offbase in their approaches.

FS: WHAT'S THE ANSWER?

JM: Unfortunately, there's no easy answer. It's a dilemma of performance measurement--the risk that references of measurement change in character. In the case of the growth and value benchmarks, the changes were fairly gradual. But even gradual changes can have a tremendous impact.

For instance, it's said that if you throw a frog into a pot of hot water, it will jump out. But put a frog into a pot of cool water and gradually turn up the heat, it will die.

Gradual change is both difficult to spot and, as the frog example shows, particularly dangerous. That's where Vanguard's Portfolio Review Group comes in.

We understand how critical it is for a fund to stick to its investment mandates. Our clients rely on us to take everything into account--the economy, the markets, the funds' investment objectives, and the managers' investment processes--and provide unbiased evaluations of fund performance and consistency. We look to hire managers who will stay true to a style, and we will drop those who don't perform within their styles. That's our business.

This analysis has made us much more aware of the need to monitor the benchmarks as thoroughly as we monitor our portfolios. You get what you measure, so you have to maintain an understanding of the tools you use to get a picture that is accurate.

FS: THANK YOU, MR. MOLITOR.

Vanguard  Fund Scope is a quarterly  publication  for clients of Vanguard  Trust
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